Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated November 21, 2013, with respect to the financial statements included in the Annual Report of Clearfield, Inc. on Form 10-K for the year ended September 30, 2013.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Clearfield, Inc. on Forms S-8 (File No. 333-44500, File No. 333-136828, File No. 333-151504, File No. 333-166495 and File No. 333-173793)

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
November 21, 2013